UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
______________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 1, 2014
Date of Report (Date of earliest event reported)

TAGLIKEME CORP.
(Exact name of registrant as specified in its charter)

Nevada	0-25455	201777817
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Third Floor, 7-8 Conduit Street, Mayfair, London, UK	W1S 2XF
(Address of principal executive offices)	(Zip Code)

44 207 290 6919
Registrant’s telephone number, including area code

______________________________________________
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1. REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Executive Service Agreement

On May 1, 2014, the Board of Directors of TagLikeMe Corp., a Nevada corporation (the “Corporation”), authorized the execution of that certain six month executive service agreement dated May 1, 2014 (the "Executive Service Agreement") between the Corporation and Richard Eliot-Square, its Chief Executive Officer, Chief Financial Officer and member of the Board of Directors (the "Executive"). The Corporation acknowledged that it had retained the Executive in such capacity since July 1, 2012, and desired to continue to retain the Executive on an independent contractor basis, and the Executive desired to continue to provide such related services to the Company as memoralized in the Executive Service Agreement. In accordance with the terms and provisions of the Executive Service Agreement: (i) the Corporation agreed to pay to the Executive a base monthly salary of $10,225.00 from July 1, 2012 through April 30, 2014 and confirmed that the aggregate amount due and owing to the Executive from July 1, 2012 through April 30, 2014 was $225,000.00; (ii) the Corporation agreed thereafter to pay to the Executive a minimum 10% finders' fee and/or commission on consummated transactions introduced by the Executive to the Corporation based upon the negotiated terms of such transactions and as agreed upon by the Executive and the Corporation (the “Executive Fee”); and (iii) the Executive agreed to continue to provide such executive consultant services to the Corporation in his capacity as Chief Executive Officer and Chief Financial Officer focusing on financing, administrative and the organizational structure of the Corporation.

Any party can terminate the Executive Service Agreement upon thirty (30) days written notice (herein called “Notice of Termination”) to the other parties. If the Corporation terminates the Executive Service Agreement prior to the termination date for any reason other than the Executive’s gross negligence, the Corporation shall pay the Executive the amount of the Executive Fee as required monthly up and to the termination date and an amount equal to forty-eight (48) months of Executive Fee from the termination date (the "Severance Pay"). If the Executive terminates the Executive Service Agreement prior to the termination date for any reason, the Corporation shall pay the Executive the severance pay from the date of early termination by the Executive.

Convertible Promissory Note

On May 1, 2014, the Board of Directors further authorized the execution of that certain convertible promissory note dated May 1, 2014 (the "Convertible Note") in the principal amount of $225,000.00 issued by the Corporation to the Executive. The Convertible Note provided that such amounts due and owing by the Corporation from July 1, 2012 through April 30, 2014 under the Executive Service Agreement would be evidenced in a convertible note, which convertible note would be convertible into shares of common stock of the Company at a discounted rate of 20% of the average trading price of the Corporation's shares of common stock on the OTC Markets for the three trading days prior to the date of receipt by the Corporation of a conversion notice. Under the terms and provisions of the Convertible Note, the Corporation agreed to pay to the order of the Executive the sum of $225,000.00, which amount represents those funds due and owing to the Executive commencing July 1, 2012 through April 30, 2014 for services rendered in accordance with the terms and provisions of the Executive Services Agreement. The Convertible Note shall not bear interest and is payable upon demand.

The Executive shall have the right, exercisable in whole or in part, to convert the outstanding principal into a number of fully paid and nonassessable whole shares of the Corporation's common stock. The number of whole shares of common stock into which the Convertible Note may be voluntarily converted shall be determined by dividing the aggregate principal amount borrowed by that amount equal to a 20% discount of the average trading price of the Corporation's shares of common stock on the OTC Market three days prior to receipt by the Corporation of a notice of conversion (the “Note Conversion Price”).

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

10.1	Executive Services Agreement dated May 1, 2014 between TagLikeMe Corp. and Richard Elliot-Square.

10.2	Convertible Promissory Note dated May 1, 2014 issued by TagLikeMe Corp. to Richard Elliot-Square.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TagLikeMe Corp.

DATE: May 13, 2014	By:	/s/ Gerard Danos
	Name:	Gerard Danos
	Title:	President